Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

        In connection with the annual report of Oramed Pharmaceuticals Inc., or the Company, on Form 10-K for the period ended August 31, 2016, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Yifat Zommer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 24, 2016	By:	/s/ Yifat Zommer
Yifat Zommer
Chief Financial Officer